Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

TPG PACE HOLDINGS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Karl Peterson and Eduardo Tamraz (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the Class A ordinary shares, par value $0.0001 per share, of TPG Pace Holdings Corp. (“Pace”) (such shares, the “Public Shares”) and Class F ordinary shares, par value $0.0001 per share, of Pace (such shares, together with the Public Shares, the “Pace Ordinary Shares”) that the undersigned is entitled to vote (unless otherwise specified herein) at the Extraordinary General Meeting (the “Extraordinary General Meeting”) of Pace to be held on [            ] at 10:00 a.m. local time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153, and at any adjournments and/or postponements thereof. Such Pace Ordinary Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 and 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

TPG PACE HOLDINGS CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 and 7.

Please mark votes as indicated in this example                          ☒

Proposal No. 1 — Stock Purchase Proposal — To consider and vote upon a proposal to adopt the Transaction Agreement, dated as of June 13, 2019 (as amended on July 22, 2019 and October 3, 2019, and as it may be further amended from time to time, the “Transaction Agreement”), by and among Pace, each of the shareholders of Accel Entertainment, Inc., an Illinois corporation (“Accel”) named as Sellers therein (each a “Seller” and collectively, including those Accel shareholders joined to the Transaction Agreement, the “Sellers”) and David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) (each of David W. Ruttenberg and John S. Bakalar in their capacity as a Shareholder Representative), and approve the transactions contemplated thereby, including, among other things: (i) the acquisition by Pace, directly or indirectly, all of the issued and outstanding shares of common stock and preferred stock of Accel (together, the “Accel Stock”) held by the Sellers (the “Stock Purchase”); (ii) the merger of Accel with and into New Pace LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Pace (“NewCo”) following the closing of the Stock Purchase, with NewCo surviving such merger (together with the other transactions contemplated by the Transaction Agreement, the “Business Combination”); (iii) the consummation of the Pace Domestication (as defined below) immediately prior to the Stock Purchase whereupon: (a) each Class A ordinary share of Pace (each, a “Public Share”) shall be converted into one share of Class A-1 common stock, par value $0.0001 per share, of Pace (each, a “Class A-1 Share”), (ii) each Class F ordinary share of Pace (each, a “Founder Share”) shall be converted into one share of Class F common stock, par value $0.0001 per share, of Pace (each, a “Class F Share”) and (iii) the warrants held by TPG Pace II Sponsor, LLC, a Cayman Islands limited liability company and the sponsor of Pace (“Pace Sponsor”) that were issued to Pace Sponsor in a private placement prior to the consummation of Pace’s initial public offering (the “Pace IPO”), each of which is exercisable for one Public Share at an exercise price of $11.50 per Public Share, in accordance with its terms (the “Private Placement Warrants”) and the warrants that are included in the units sold in the Pace IPO (the “Public Units”), consisting of one Public Share and one-third of a Public Warrant of Pace, each of which is exercisable for one Public Share at an exercise price of $11.50 per Public Share, in accordance with its terms (such warrants, the “Public Warrants”), in each case, shall entitle the holder to acquire a corresponding number of Class A-1 Shares on the same terms as in effect immediately prior to the effective time of the Pace Domestication; (iv) the surrender by Pace Sponsor immediately prior to the Stock Purchase of 1,250,000 of its Class F Shares and any additional Class F Shares necessary to ensure its aggregate ownership of Class A-1 Shares would not exceed 10.25% of the aggregate ownership of all holders of Class A-1 Shares (after giving pro forma effect to the Stock Purchase); (v) the exchange by Pace Sponsor immediately prior to the Stock Purchase and following the Pace Domestication of 2,000,000 Class F Shares for an equal number of Class A-2 common stock, par value $0.0001 per share, of Pace (such	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Shareholder Certification

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the Pace Ordinary Shares, owned by me in connection with the proposed Stock Purchase between Pace and Accel.

shares, the “Class A-2 Shares,” and together with the Class A-1 Shares and Class F Shares, the “Common Stock”); (vi) the exchange by Pace Sponsor immediately prior to the Stock Purchase and following the Pace Domestication of any remaining Class F Shares (up to 7,800,000) for an equal number of Class A-1 Shares (such cancelations and exchanges by Pace Sponsor in (iv) through (vi), the “Sponsor Class F Share Exchange”); (vii) the surrender by Pace Sponsor for cancelation immediately prior to the Stock Purchase and following the Pace Domestication of 2,444,444 Private Placement Warrants held by Pace Sponsor (the “Sponsor Warrant Cancelation”); (viii) the contribution by Pace Sponsor immediately prior to the Stock Purchase and following the Pace Domestication of 500,000 Class A-1 Shares to a donor advised fund of its choice for purposes of participation in charitable efforts in the communities in which Pace Sponsor and its affiliates operate, or anticipate operating (provided that Pace Sponsor may, with the prior written consent of Accel, elect to contribute cash to such donor advised fund in lieu of some or all of such Class A-1 Shares at a rate of $10.22 per share and surrender a number of Class A-1 Shares to Parent for cancelation equal to the amount of cash contributed divided by $10.22 per share) (the “Sponsor Contribution” and collectively with the Sponsor Class F Share Exchange and the Sponsor Warrant Cancelation, the “Sponsor Transactions”); (ix) the distribution by Pace Sponsor, following the Sponsor Transactions but immediately prior to the Stock Purchase, of all of its Class A-1 Shares, Class A-2 Shares and remaining Private Placement Warrants to its members, TPG Pace II Sponsor Successor, LLC (“Pace Sponsor Successor”), TPG Pace Governance, LLC (“Pace Governance”) and Karl Peterson (collectively, the “Pace Sponsor Members”) and (x) the exchange by the independent directors of Pace immediately prior to the Stock Purchase of 200,000 Class F Shares for an equal number of Class A-1 Shares.

Proposal No. 2 — Domestication Proposal — To consider and vote upon a proposal to approve by special resolution the change of Pace’s jurisdiction of incorporation (the “Pace Domestication”) by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, to occur immediately prior to the Stock Purchase;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — NYSE Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable provisions of New York Stock Exchange (“NYSE”) Listing Rule 312.03, the issuance of more than 20% of Pace’s issued and outstanding common stock following the Pace Domestication to Accel shareholders in connection with the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Charter Proposal — To (i) consider and vote upon a proposal to approve and adopt the amended and restated certificate of incorporation of Pace (the “Proposed Charter”) and to (ii) grant a proxy to Eduardo Tamraz, which proxy shall survive until the earlier of (A) the approval and adoption by the stockholders of the Proposed Charter and (B) December 31, 2019, in respect of the shares of capital stock of the domesticated corporation into which the stockholder’s Pace Ordinary Shares will be converted in the Pace Domestication to vote in favor of the approval and adoption of the Proposed Charter, such Proposed Charter to be effective following the Pace Domestication and immediately prior to the Stock Purchase;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — LTIP Proposal — To (i) consider and vote upon a proposal to adopt the Accel Entertainment, Inc. Long Term Incentive Plan (the “LTIP”) and the material terms thereunder and to (ii) grant a proxy to Eduardo Tamraz, which proxy shall survive until the earlier of (A) the adoption by the stockholders of the LTIP and (B) December 31, 2019, in respect of the shares of capital stock of the domesticated corporation into which the stockholder’s Pace Ordinary Shares will be converted in the Pace Domestication to vote in favor of the adoption of the LTIP, such LTIP to be effective following the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — Governance Proposals — To consider and vote upon, on a non-binding advisory basis, separate proposals to approve certain aspects of the provisions of the Proposed Charter that materially affect stockholder rights;

•  Proposal 6A: Changes in Share Capital — to authorize an increase in the total number of authorized shares of all classes of Common Stock from 220,000,000 shares of Common Stock (as converted from Public Shares and Founder Shares in connection with the Business Combination) to 280,000,000 shares of Common Stock, which will consist of (i) increasing the post-Business Combination company’s Pace Shares from 200,000,000 to 260,000,000 (consisting of 250,000,000 Class A-1 Shares and 10,000,000 Class A-2 Shares) and (ii) decreasing the post-Business Combination company’s Class F Shares from 20,000,000 to zero;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

• Proposal 6B: Classification of the Pace Board into Three Classes — to authorize the Pace Board be comprised of directors divided into three classes;	FOR ☐	AGAINST ☐	ABSTAIN ☐

• Proposal 6C: Removal of Ability to Act by Written Consent — to authorize removal of the ability of stockholders to take action by written consent in lieu of a meeting;	FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 6D: Selection of the Court of Chancery of the State of Delaware as Exclusive Forum — to authorize the adoption of the Court of Chancery of the State of Delaware as the sole and exclusive forum for any derivative action or proceeding brought on behalf of Pace, subject to certain limitations;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 6E: Ownership Restrictions on Certain Holders of Pace Capital Stock — to authorize the implementation ownership restrictions for certain persons who own or control any class or series of the securities of Pace in connection with certain gaming regulatory requirements;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 6F: Redemption Rights and Transfer Restrictions with respect to Pace Securities held by Unsuitable Persons or their Affiliates — to authorize the provision that any Pace securities owned or controlled by an

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Unsuitable Person (as defined in the Proposed Charter) or its affiliates shall be redeemable by Pace, out of funds legally available therefore, as directed by a gaming authority and if not so directed, as and to the extent deemed necessary or advisable by the Pace Board.

Proposal No. 7 — The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement/prospectus is provided to Pace shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Pace Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, (ii) in order to solicit additional proxies from Pace shareholders in favor of the Stock Purchase Proposal, the Domestication Proposal, the NYSE Proposal or the Charter Proposal, or (iii) if Pace shareholders redeem an amount of Public Shares such that the minimum proceeds condition to Pace’s obligation to consummate the Stock Purchase would not be satisfied. The Adjournment Proposal will only be presented to Pace shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Purchase Proposal, the Domestication Proposal, the NYSE Proposal or the Charter Proposal, or in the event that Pace shareholders redeem an amount of Public Shares such that the minimum proceeds condition to Pace’s obligation to consummate the Stock Purchase would not be satisfied.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                     , 2019

Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 4.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6 and 7.

If any other matters properly come before the Extraordinary General Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.